 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

October 30, 2020

Dear Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc. (NYSE American: NES) to be held on December 18, 2020 at 12:00 p.m., Eastern Standard Time.

To be cost-effective, we are holding a virtual Annual Meeting via the Internet. We are offering a live webcast of the Annual Meeting for our stockholders at www.virtualshareholdermeeting.com/NES2020 where you will be able to listen to the Annual Meeting, vote electronically, and submit questions.

In addition, we are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish proxy statement materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of proxy statement materials. This delivery process will also lower the costs and reduce the environmental impact of our Annual Meeting. On October 30, 2020, we mailed to our stockholders of record as of October 26, 2020 a Notice of Annual Meeting of Stockholders, as well as a Notice of Internet Availability of Proxy Statement Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2019. The Notice of Internet Availability of Proxy Statement Materials also provides instructions on how to receive a paper copy of the proxy statement materials by mail and how to vote at the 2020 Annual Meeting.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Statement Materials and in the Proxy Statement. We encourage you to carefully read these materials, as well as the Annual Report for the fiscal year ended December 31, 2019.

We urge you to participate in the 2020 Annual Meeting. Whether or not you plan to attend our live webcast of the 2020 Annual Meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares over the Internet or by mail, as described in the proxy materials. Instructions regarding the methods of voting are available in the Notice of Annual Meeting of Stockholders and on the proxy card. If you do attend the live webcast, you will have the right to revoke your proxy and vote your shares at that time if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Nuverra Environmental Solutions, Inc.

Sincerely,

/s/ Charles K. Thompson
Charles K. Thompson Chairman and Chief Executive Officer

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

October 30, 2020
NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To be held December 18, 2020

To our Stockholders:
Notice is hereby given that the 2020 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc., a Delaware corporation, will be held on December 18, 2020 at 12:00 p.m., Eastern Standard Time, via the Internet at www.virtualshareholdermeeting.com/NES2020. Only stockholders of record that own our common stock at the close of business on October 26, 2020 are entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, at our principal executive offices.

The Annual Meeting will be held for the following purposes:

1.To elect two (2) Class III directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2023 or until his respective successor is elected and qualified, or his earlier death, resignation, or removal. The Board of Directors (the “Board”) has nominated Charles K. Thompson and Lawrence A. First for election as Class III directors at the Annual Meeting.

2.To hold an advisory vote approving the compensation of our named executive officers.

3.To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.To approve the First Amendment of the 2018 Restricted Stock Plan for Directors that includes an increase in the aggregate number of shares that may be issued under the 2018 Restricted Stock Plan for Directors by 150,000 shares.

5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Stockholders to be Held on December 18, 2020. Our proxy statement is attached. Our financial and other information is contained in our Annual Report for the fiscal year ended December 31, 2019. If you received a Notice of Internet Availability of Proxy Statement Materials by mail, you will not receive a printed copy of the proxy statement materials unless specifically requested. This proxy statement and our Annual Report for the fiscal year ended December 31, 2019 are available at http://ir.nuverra.com/sec-filings. If you received a Notice of Internet Availability of Proxy Statement Materials by mail and would like to receive a printed copy of our proxy statement materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Statement Materials. In addition, the Notice of Internet Availability of Proxy Statement Materials provides instructions on how stockholders may request to receive proxy statement materials for future Annual Meeting materials in printed or email form.

YOUR VOTE IS IMPORTANT: Whether you plan to attend our live webcast of the 2020 Annual Meeting or not, please vote your shares by the Internet or mail in order to ensure the presence of a quorum. If you attend the live webcast, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the 2020 Annual Meeting.

Registered holders may vote:
1.    By the Internet: go to www.proxyvote.com; or
2.    By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.
Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

/s/ Joseph M. Crabb
Joseph M. Crabb Executive Vice President, Chief Legal Officer and Corporate Secretary

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 18, 2020

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc., a Delaware corporation (“we,” “our,” “us,” “Nuverra,” or the “Company”), in connection with its annual meeting of stockholders to be held on December 18, 2020, at 12:00 p.m. Eastern Standard Time (the “Annual Meeting”), via live webcast on the Internet at www.virtualshareholdermeeting.com/NES2020, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and as described below. We first made this proxy statement (“Proxy Statement”) available to stockholders on October 30, 2020. You are cordially invited to attend the live webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement at the Annual Meeting.

The following proposals will be considered at the Annual Meeting:

1.To elect two (2) Class III directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2023 or until his respective successor is elected and qualified, or his earlier death, resignation, or removal. The Board has nominated Charles K. Thompson and Lawrence A. First for election as Class III directors at the Annual Meeting.

2.To hold an advisory vote approving the compensation of our named executive officers.

3.To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.To approve the First Amendment of the 2018 Restricted Stock Plan for Directors that includes an increase in the aggregate number of shares that may be issued under the 2018 Restricted Stock Plan for Directors by 150,000 shares.

5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How to Participate in the Electronic Meeting

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NES2020, click on the “Investors” section and then the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 12:00 p.m. Eastern Standard Time meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name and, if you would like to ask a question during the question and answer session following the Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Proxy Statement Materials. Questions that would be appropriate to raise in person and that relate to the purpose of the meeting will be accepted during the meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”

The webcast replay will be available at www.virtualshareholdermeeting.com/NES2020 until December 17, 2021.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on October 26, 2020 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, we had 15,772,420 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by such stockholder. Our Third Amended and Restated Bylaws (“Bylaws”) provide that a majority of the outstanding shares of our common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•Proposal 1: The two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes will not have any effect on the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted.

•Proposals 2, 3 and 4: Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the Annual Meeting. Notwithstanding the vote required by our Bylaws, Proposal 2 and Proposal 3 are advisory only and are not binding on us. Our Board will consider the outcome of the votes on Proposals 2 and 3 in considering what action, if any, should be taken in response to the advisory vote by stockholders. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of the vote on these proposals. Note that if your shares are held by a broker or nominee, such broker or nominee may exercise his or her discretion to vote your shares for Proposal 3, but will not have authority to vote your shares on Proposal 2 and Proposal 4 unless you provide instructions to him or her regarding how you would like your shares to be voted.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in doing so.

Voting Instructions and Revocation of Proxy

All shares of our common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a proxy, the shares represented by such proxy will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the live webcast of the Annual Meeting and voting his or her shares at that time. Attendance at the live webcast of the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Stockholders whose shares are registered in their own names may vote (1) via the Internet or (2) by returning a proxy card (if they have received one). Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth in the Notice of Internet Availability of Proxy Materials and on the proxy card. The Internet voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet, please complete, sign and return a proxy card (if you have received one). The Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request printed proxy materials (including a proxy card).

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

PROPOSAL 1 - ELECTION OF DIRECTORS

Background

We have a classified Board currently consisting of four directors, all but one of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. Our Class III directors’ terms expire this year. Accordingly, we are holding an election for our Class III directors at the Annual Meeting, with the Class III directors elected to serve a three-year term.

The Board has nominated Charles K. Thompson and Lawrence A. First for re-election as Class III directors for a three-year term expiring at the annual meeting of stockholders to be held in 2023 or until his successor is elected and qualified, or his earlier death, resignation or removal. All nominees are current directors of the company. In the event Messrs. Thompson and First decline to serve or become unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the stockholders may vote for such substitute nominee at the Annual Meeting as the Board may designate. Messrs. Thompson and First have consented to being named in this Proxy Statement and have agreed to serve if elected.

Vote Required and Board Recommendation

If a quorum is present and voting, the two nominees for Class III directors receiving the highest number of votes will be elected as the Class III directors. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum, but will have no effect on the result of the vote. Biographical information, including the principal occupation of and other directorships held by Messrs. Thompson and First for at least the past five years as well as the specific experience, qualifications, attributes, and skills that led to the conclusion that Messrs. Thompson and First should serve as members of the Board is provided below, as well as the Class I and Class II directors whose terms of office will continue after the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

Information Regarding Directors and Nominees

The following table sets forth information regarding our current directors, including the Class III nominees proposed to be re-elected at the Annual Meeting. There are no family relationships between any directors or executive officers of the Company.

Name	Position with our Company	Age	Director Since
Charles K. Thompson	Chairman, Chief Executive Officer and Director	59	2017
John B. Griggs	Director	48	2017
Michael Y. McGovern	Director	69	2017
Lawrence A. First	Director	58	2018

Class III Directors Nominated for Re-election at the 2020 Annual Meeting of Stockholders Whose Term, if Elected, Will Expire at the 2023 Annual Meeting of Stockholders

Charles K. Thompson: Mr. Thompson currently serves as our Chairman of the Board and Chief Executive Officer. He served as our Interim Chief Executive Officer from March 2018 to November 2018. Mr. Thompson also is currently a Managing Partner of PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on private oil service and exploration and production (“E&P”) investments. Mr. Thompson currently serves as chairman of the board of directors of Pioneer Energy Services Corp., as well as a member of its Audit Committee and Compensation, Nominating and Governance Committee, and as a member of the boards of directors of KSW Oilfield Services, Wayfinder Resources, Invictus, Inc. and Sullivan Process Controls. Previously, Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business, and from 2004 to 2014 he was an original partner of Legacy Partners Group, a boutique mergers and acquisitions firm based in New York that was sold to FBR Capital Markets in 2007. Mr. Thompson holds a B.A. in geology from Williams College and attended Columbia Business School.

Lawrence A. First: Mr. First currently serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe”). Mr. First joined Ascribe in 2008. Prior to joining Ascribe, Mr. First was a Managing Director and Co-Portfolio Manager in Merrill Lynch’s Principal Credit Group, a proprietary investing platform for the firm’s capital, where he was responsible for evaluating and managing assets in the team’s North American portfolio, including non-investment grade bank loans, stressed/distressed fixed income investments and public and private equity. Prior to joining Merrill Lynch in 2003, Mr. First was a senior partner in the Bankruptcy and Restructuring department of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, where he began his legal career in 1987. At Fried Frank, he represented both debtors and creditors in both in-court and out-of-court restructurings as well as lenders to, investors in, and potential buyers and sellers of, financially troubled companies. Prior to his joining Fried Frank’s Bankruptcy and Restructuring department, he was a member of its Corporate Department, where he became a partner in 1994. On behalf of Ascribe, Mr. First has been a member of the boards of directors of Basic Energy Services, Inc. since March 2020 and Forbes Energy Services Ltd. since April 2017. He was a director on the board of Geokinetics Inc. from 2013 to 2018, Alion Science and Technology Corp. from August 2014 to August 2015, and EnviroSolutions Inc. from July 2010 to March 2018. Mr. First received a Bachelor of Arts in History and Sociology from Haverford College, and a Juris Doctor from New York University School of Law. He also attended the London School of Economics.

Director Whose Term Expires at the 2021 Annual Meeting of Stockholders (Class I Director)

Michael Y. McGovern: Mr. McGovern currently serves as a director for Cactus Wellhead, LLC, a manufacturer and servicer of pressure control equipment for offshore and onshore oil and gas production, and as a director of ION Geophysical, a global provider of acquisition equipment, software, planning and seismic processing services, and seismic data libraries to the oil and gas industry. Mr. McGovern has served previously as a director of various public and private companies operating in the oil and gas and energy industries, including Sherwood Energy, LLC (through September 2020), Fibrant LLC, a U.S unit of Fibrant BV (through June 2019), Probe Holding Inc. (2014-2017), Quicksilver Resources Inc. (2013-2016), Long Run Exploration Ltd. (2008-2013); and Columbia Chemical Company (2010-2011). Mr. McGovern holds a B.S. from Centenary College and attended the Freeman School of Business at Tulane University from 1973-1974 and the Loyola University New Orleans College of Law from 1979-1980.

Director Whose Term Expires at the 2022 Annual Meeting of Stockholders (Class II Director)

John B. Griggs: Mr. Griggs is the Chief Financial Officer and Executive Vice President for Conquest Completion Services, LLC, a Shreveport, Louisiana-based provider of coiled tubing and related completion services. Prior to joining Conquest, Mr. Griggs was the Chief Financial Officer of Rubicon Oilfield International, a Houston-based oilfield products manufacturing company he co-founded in early 2015. From 2011 through 2014, Mr. Griggs was a Managing Director at CSL Capital Management, an energy private equity firm. While at CSL, Mr. Griggs sponsored investments in and served on the boards of several oilfield services companies, including Independence Oilfield Chemicals and Delta Subsea. From 2005 through 2011, Mr. Griggs was a Senior Vice President for the direct capital arm of the D.E. Shaw Group where he focused on direct debt and equity investments in energy companies, with a particular focus on energy services and equipment, midstream and downstream companies. Mr. Griggs holds a B.A. from the University of Texas at Austin and an M.B.A. from the Harvard Business School, where he was a Baker Scholar.

Corporate Governance Principles and Board Matters

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with the emergence from our restructuring proceedings and subsequent listing on the NYSE American Stock Exchange (the “NYSE American”) in October 2017, the Board reviewed and updated, and from time to time as appropriate, the Board will continue to review and update, as appropriate or required, our corporate governance policies and practices, consistent with the provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the United States Securities and Exchange Commission (“SEC”), and the corporate governance requirements of the NYSE American. Based upon its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility with respect to the Company, its management and employees, and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, insider trading policy, communication policy, and the charters for each of our Board committees are available in the “Corporate Governance” section of our website at www.nuverra.com and are available free of charge upon request addressed to Corporate Secretary, Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253.

Director Independence

We currently have four directors on our Board. Our Corporate Governance Guidelines and SEC rules require us to maintain a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each member of the Board must meet certain mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by our Corporate Governance Guidelines, the SEC, and any other laws and regulations applicable to us. Each member of the Board is required to promptly advise the Chairman of the Board and the Chairman of the Compensation and Nominating Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by the SEC, any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.

The Board has affirmatively determined that three of our four Board members, Messrs. Griggs, McGovern, and First, and all Board committee members, are independent under all applicable rules governing independence. In reaching its determination, the Board reviewed the Company’s Corporate Governance Guidelines, SEC rules, NYSE American listing rules, and the individual circumstances of each director and determined that each of the directors identified as independent satisfied the applicable standards. The Board determined that Mr. Thompson does not currently satisfy the independence standards due to his duties as Chief Executive Officer.

Executive Sessions

NYSE American listing rules require the Company’s non-management directors to meet, at least annually, in regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines, which are discussed more fully below under “Corporate Governance Guidelines,” provide that our non-management directors will meet in executive session without management directors or management present on a regularly scheduled basis, but not less than quarterly. We revised our Corporate Governance Guidelines following our emergence from our restructuring proceedings and in connection with our listing on the NYSE American in October 2017. Our non-management directors held four executive sessions during fiscal 2019. The director to preside during an executive session is determined at the beginning of the meeting. In addition, our

Audit Committee charter requires that the members of the Audit Committee meet with our independent auditors in executive session. The members of the Audit Committee held four executive sessions with our independent auditors during fiscal 2019.

Committees and Meeting Attendance

The Board has established a standing Audit Committee and a Compensation and Nominating Committee. Each of these Board committees operates under a written charter adopted by the Board. The Board committee charters are available in the “Corporate Governance” area of our website at www.nuverra.com. All committees consist of two persons, none of whom is employed by us and all of whom are independent under SEC rules and NYSE American listing rules. From time to time, the Board will create special committees to address specific matters such as financial or corporate transactions.

The Board and its Audit and Compensation and Nominating Committees meet periodically in person and via conference calls throughout the year, and also hold special meetings and act by written consent from time to time as appropriate. The Board held eight meetings during 2019, and as noted above, the non-management members of the Board held four executive sessions. Each director attended 100% of the meetings of the Board and the meetings held by all Board committees on which such person served.

The following table sets forth the two standing committees of the Board, the members of such committee and the number of meetings held by each committee during 2019.

Director	Audit Committee	Compensation and Nominating Committee
John B. Griggs	Chair	X
Michael Y. McGovern	X	Chair
Charles K. Thompson
Lawrence A. First
Number of Meetings Held	4	2

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend our annual meetings of stockholders and we currently expect all of our directors to be in attendance at the Annual Meeting on December 18, 2020. All of our directors attended the 2019 annual meeting of stockholders on June 18, 2019.

Audit Committee

The members of the Audit Committee are Messrs. Griggs (Chair) and McGovern. Currently, all members of the Audit Committee meet the independence requirements of the Company’s Corporate Governance Guidelines, the additional independence requirements of the SEC and NYSE American, and other applicable law. The Audit Committee’s written charter can be found in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include the following:

•selecting and hiring of our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;
•reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;
•overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;
•reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•reviewing and approving any related party transactions (See “Certain Relationships and Related Party Transactions” herein for further discussion); and
•overseeing, discussing with our Board, management and our independent registered public accounting firm and, as necessary, making recommendations to our Board regarding how to address risks relating to accounting matters, financial reporting and legal and regulatory compliance and developments, and the services provided by our independent registered public accounting firm.

The Board has determined that Messrs. Griggs and McGovern are financially literate and qualify as “audit committee financial experts” as defined under SEC rules and regulations. As noted above, Messrs. Griggs and McGovern meet the applicable independence requirements.

Compensation and Nominating Committee
The members of the Compensation and Nominating Committee of the Board are Messrs. McGovern (Chair) and Griggs. All members of the Compensation and Nominating Committee meet the independence requirements of the SEC, NYSE American, and independent non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation and Nominating Committee’s written charter can be found in the “Corporate Governance” section of our website at www.nuverra.com. The Compensation and Nominating Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers.
On behalf of the Board, the Compensation and Nominating Committee monitors and assists the Board in determining compensation for our senior management, directors and employees and identifying individuals qualified to become directors consistent with criteria established by the Board. The Compensation and Nominating Committee’s responsibilities include the following:
•setting performance goals for our officers and reviewing their performance against these goals;
•reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;
•reviewing the terms of employment agreements and arrangements with our officers;
•reviewing and discussing with the Company’s management the section of this Proxy Statement entitled “Executive Compensation” and determining whether to recommend to the Board that such section be included in our Proxy Statement and in our annual report on Form 10-K;
•producing an annual report on executive compensation for inclusion in our Proxy Statement;
•overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address risks relating to employment, compensation and benefits policies. To assist it in satisfying these oversight responsibilities, the Compensation and Nominating Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made;
•evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;
•administering a policy for considering nominees for election to the Board;
•overseeing our directors’ performance and self-evaluation process;
•reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and
•overseeing, discussing with our Board and management and, as necessary, making recommendations to the Board regarding how to address risks relating to management and Board succession planning, ethics, corporate governance and business practices.

The Compensation and Nominating Committee oversees the design and administration of our director and executive compensation programs, with the objectives of providing compensation packages that are competitive within our industry and maintaining a balanced focus on both short and long-term performance goals.

The Board and the Compensation and Nominating Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting from time to time at the Compensation and Nominating Committee’s request with our Chairman and Chief Executive Officer, our executive officers, including the named executive officers (as defined below under “Executive Compensation”), do not have any role in determining the form or amount of compensation paid to our named executive officers. The Compensation and Nominating Committee may from time to time engage an independent compensation consultant for the provision of data and recommendations to the Compensation and Nominating Committee during its monitoring, evaluations and actions with regard to executive compensation. The Compensation and Nominating Committee did not engage an independent compensation consultant during fiscal 2019.

Selection of Board Nominees
Future director candidates will be evaluated by the Compensation and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. The Compensation and Nominating Committee’s consideration of a candidate for director will include assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills and abilities and potential time commitment, and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Compensation and Nominating Committee from time to time. In addition, the Compensation and Nominating Committee will take into account diversity of background and experience that the individual will bring to the Board. In evaluating potential director candidates, the Compensation and Nominating Committee will consider a variety of factors, in addition to personal and professional integrity, including the following:
•experience in corporate management;
•experience with complex business organizations;
•experience as a board member or officer of another publicly held company;
•diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and
•practical and mature business judgment.

The Compensation and Nominating Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Compensation and Nominating Committee does, however, recognize that each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgement, at least one member of the Audit Committee should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must meet the definition of “independent director” under applicable rules governing independence. Although we do not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Compensation and Nominating Committee recognizes the benefits associated with a diverse board, and intends to take diversity considerations into account when identifying candidates. The Compensation and Nominating Committee will utilize a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Compensation and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. The priorities and emphasis of the Compensation and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members.

The Compensation and Nominating Committee also has responsibility for establishing procedures for the nomination process and recommending candidates for election to the Board. It is anticipated that consideration of new Board nominee candidates will involve a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2019, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

Stockholder Nominations

The Compensation and Nominating Committee will consider stockholder recommendations for candidates for the Board if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. See “Stockholder Proposals For the 2020 Annual Meeting” below for more information on these requirements. The Compensation and Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Compensation and Nominating Committee.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate as a director: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the nomination, including the nominee, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (A) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Securities Exchange Act of 1934, as amended (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

There have been no material changes to these procedures since last disclosed by the Company.

Stockholder Communications with the Board

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Corporate Secretary, Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman by letter to the above address, marked for the attention of the Chairman. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics
The Company has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of the Company’s website at www.nuverra.com and a printed copy may also be obtained by any stockholder upon request directed to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its principal executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, our Code of Business Conduct and Ethics is designed to promote:
•honest and ethical conduct;
•avoidance of conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
•compliance with applicable governmental laws and regulations and stock exchange rules;
•prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the code; and
•accountability for adherence to the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Compensation and Nominating Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available in the “Corporate Governance” section of our website at www.nuverra.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary.
Among other matters, the Corporate Governance Guidelines include the following:
•The Board will be made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by NYSE American listing rules, the requirements of the SEC, and any additional requirements the Board deems appropriate.
•Non-management directors will meet in executive session without management present on a regularly scheduled basis, but not less frequently than quarterly. In the event that the non-management directors include directors that are not independent under the NYSE American listing rules, the independent directors should schedule an executive session at least once a year.
•The Board and its committees each conduct an annual self-evaluation.
•Directors are expected to regularly attend all meetings of the Board and of the committees of which they are members.
•To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Board Leadership Structure and Role in Risk Management

Our Corporate Governance Guidelines provide that the Board may select our Chief Executive Officer as Chairman or appoint a Chairman who does not also serve as Chief Executive Officer. In determining the appropriate leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders.
The Board believes the appointment of Mr. Thompson as Chairman and Chief Executive Officer is best for the Company at this time as a combined role of Chairman and Chief Executive Officer will promote unified leadership and direction for the Company.
The Board believes that this leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors that are mandated by our Corporate Governance Guidelines and through a Board composed of a majority of independent directors. We do not have a designated lead independent director, instead allowing our independent directors as a group to choose who among them is best suited to serve as chairman of each executive session.
In the normal course of its business, the Company is exposed to a variety of risks, including operational risks such as long-term changes in commodity prices affecting its customer base or causing shifts in its customers’ operations, governmental policy decisions, and increasing competition from renewable sources of power generation, legislative and regulatory risks, including those related to climate change and air emissions, and general economic, credit and investment risks. Additional risks are disclosed in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2019. The Board is actively involved in oversight of risks that could affect the Company with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies. This oversight is conducted primarily through committees of the Board, as set forth in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through periodic reports by each committee chair regarding the committee’s considerations and actions, as well as through periodic reports directly from key operating, finance and legal officers responsible for oversight of particular risks within the Company. The Board also receives periodic updates during the year on particular matters relating to risks and risk controls that management believes need to be brought to its attention.

Audit Committee Report
The Audit Committee is comprised of two non-employee directors, Messrs. Griggs (Chair) and McGovern, and operates under a written charter, adopted by the Board, which is posted on the “Corporate Governance” section of the Company’s website at www.nuverra.com. We believe the charter is in compliance with SEC regulations and NYSE American rules.

The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm and internal audit function. The independent registered public accounting firm reports directly to the Audit Committee.
Management has the primary responsibility for the preparation of the Company’s financial statements and the internal financial controls and reporting process. The Company’s management has represented to the Audit Committee that the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles in the United States. The Company’s independent registered public accounting firm is responsible for auditing these Consolidated Financial Statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies and estimates applied by the Company in the preparation of its Consolidated Financial Statements. The Audit Committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer with respect to such financial statements as well as management’s assessment of internal control over financial reporting as of December 31, 2019. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with such firm its independence. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of tax services to the Company was compatible with the registered public accounting firm’s independence and determined it was compatible, due to the fact that the independent registered public accounting firm did not provide tax services to the Company in 2019.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in Nuverra Environmental Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
The Audit Committee has selected Moss Adams, LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020, and has asked the stockholders to ratify the selection.
/s/ John B. Griggs (Chair)
/s/ Michael Y. McGovern

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accounting Firm’s Fees and Services
The following is a summary of the independent registered public accounting fees billed to us for professional services rendered by Moss Adams for the fiscal years ended December 31, 2019 and 2018.

Fee Category	2019	2018
Audit Fees	$270,315	$312,320
Audit Related Fees	—	33,300
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$270,315	$345,620
Audit fees consist of fees billed for each of 2019 and 2018 for professional services rendered in connection with the audit of our annual Consolidated Financial Statements and reviews of our interim Consolidated Financial Statements included in our periodic reports. All of Moss Adams’ services in auditing the Company’s financial statements for the fiscal year ended December 31, 2019 were performed by full-time permanent employees of Moss Adams.

Audit related fees consist of fees that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees.” For fiscal 2018, this included fees and audit-related work in connection with the adoption of ASC 842, Leases, and the filing of a Form S-1 for a rights offering.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by the independent registered public accounting firm of audit and non-audit services. The independent registered public accounting firm may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
In accordance with requirements of Section 14A of the Securities Exchange Act, as amended, and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the “Executive Compensation” section, compensation tables and narratives accompanying those tables).
Our executive compensation programs are designed and regularly reviewed by the Compensation and Nominating Committee of the Board, which consists entirely of independent directors. As described more fully under “Executive Compensation” later in this Proxy Statement, our executive compensation programs are designed to achieve the following objectives:
•provide a competitive total compensation package sufficient to attract, motivate and retain high caliber executives who will deliver long-term shareholder value;
•support and recognize attainment of our tactical and strategic goals;
•maintain an appropriate balance between fixed and variable compensation, and long-term and short-term incentives, with recognition of our senior executives’ responsibility for the Company’s overall performance and market value; and
•ensure internal alignment of executive activities and actions with Company financial and operating objectives, without undue risk.
We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the “Executive Compensation” section, compensation tables and narratives accompanying those tables).
As an advisory vote, this Proposal is not binding upon the Company. However, the Compensation and Nominating Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to approve Proposal No. 2. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of October 26, 2020.

Name	Position with our Company	Age	Executive Officer Since
Charles K. Thompson (1)	Chairman, Chief Executive Officer and Director	59	2018
Robert Y. Fox	President and Chief Operating Officer	58	2018
Eric Bauer	Executive Vice President and Interim Chief Financial Officer	39	2020
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary	52	2014

(1)    See “Proposal 1-Election of Directors-Information Regarding Directors and Nominees” for biographical information regarding Mr. Thompson.

Robert Y. Fox, President and Chief Operating Officer

Mr. Fox serves as the Company’s President and Chief Operating Officer. Mr. Fox has over 25 years of senior management experience in the transportation and logistics businesses. Prior to joining the Company on June 18, 2018, Mr. Fox served in various senior executive positions with Comcar Industries, Inc. from 2001 to June 2018, including as Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Fox also previously held senior management positions with Rocor International, Builder’s Transport, Inc. and Burlington Northern Motor Holdings, Inc. Mr. Fox is a graduate of the University of Texas at Arlington, with a B.B.A. in accounting and he is a Certified Public Accountant.

Eric Bauer, Executive Vice President and Interim Chief Financial Officer

Mr. Bauer joined the Company on April 3, 2020, and serves as the Company’s Executive Vice President and Interim Chief Financial Officer. Mr. Bauer has over seventeen years of experience in corporate finance and investment banking, working primarily on merger and acquisition advisory, equity underwriting, and debt underwriting across all sectors of the energy industry. Mr. Bauer was most recently a Managing Director at Evercore in the Energy Corporate Advisory Business focused on mergers and acquisitions. Mr. Bauer has previously worked for both Lehman Brothers and Citi in their Global Energy Groups and worked at Avista Capital Partners focused on private equity investing in the energy industry. Mr. Bauer graduated from Southern Methodist University, where he received a BBA in Finance and a BA in History.

Joseph M. Crabb, Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Crabb serves as the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary. He has served in his present position since joining the Company in 2014. Prior to joining the Company, Mr. Crabb was in private practice with the law firm now known as Squire Patton Boggs (US) LLP, where he was a partner in the corporate practice group in the firm’s Phoenix office. Mr. Crabb received his B.A. degree in History and his J.D. degree from the University of Iowa.

Executive Compensation

Introduction

We are currently considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures. Our disclosure includes the individuals currently serving as our Chief Executive Officer and our two next most highly compensated executive officers. We refer to the aforementioned individuals throughout this section as the “named executive officers” or “NEOs” and their names, titles and positions are as follows:

Name	Title
Current Executive Officers
Charles K. Thompson	Chairman, Chief Executive Officer and Director
Robert Y. Fox	President and Chief Operating Officer
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary

Overview of Executive Compensation

The overarching objective of our executive compensation program is to attract, motivate and retain executives who will deliver short and long-term stockholder value through the use of competitive compensation programs with strong links to Company and individual performance. Nuverra seeks to achieve this objective by providing a market-competitive compensation program that consists of base salary, short-term incentives and longer-term incentives.

The Company continues its focus on attracting and retaining qualified senior executives while also emphasizing pay-for-performance alignment, by basing a significant portion of target total direct compensation on short-term and long-term incentive pay. Short-term and long-term incentives align executives with stockholder interests by basing the potential receipt of incentives on successful achievement of Company business objectives, including defined financial performance targets, which are intended to drive stockholder value.

Incentive-pay structures provide for maximum payouts in instances when Company performance both exceeds internal expectations and results in positive returns for stockholders relative to our industry peers. Furthermore, we align financial interests of our executives with those of our stockholders through emphasis on long-term incentives and encouragement of equity ownership.

We seek to deliver pay-for-performance while meeting the following objectives:

•Attract, motivate and retain highly qualified executives;
•Establish challenging but realistic performance objectives, balanced between short-term and long-term measurable results;
•Provide a substantial portion of executive compensation in the form of variable (versus fixed) pay, with a significant portion of variable compensation in the form of possible incentive and equity payouts; and
•Ensure internal alignment of executive activities and actions with Company financial performance and operating objectives, without undue risk.

In connection with a company-wide cost reduction initiative implemented by the Company in April 2020, certain members of the Company’s executive management team have agreed to voluntarily reduce their 2020 base salaries. Mr. Thompson, Chairman and Chief Executive Officer, voluntarily reduced his base salary by 25% and Mr. Fox, President and Chief Operating Officer, voluntarily reduced his base salary by 20%. Each of the foregoing salary reductions were effective as of April 6, 2020.

Components of Named Executive Officer Compensation

The Compensation and Nominating Committee is committed to a strong, positive link between our compensation practices and our Company’s short- and long-term objectives. The executive compensation program for our named executive officers is comprised of the following components: base salary, short-term incentive awards, long-term incentive awards, health and welfare benefits, retirement benefits, and post-employment agreements.

Base Salary

Base salary is a fixed component of compensation for our executives. We establish base salary levels which are competitive with companies of comparable revenue and size and which enable us to attract and retain top executive talent. Annual merit increases for named executive officers are not automatic or guaranteed. Merit increases for named executive officers other than the Chairman and Chief Executive Officer are based on the Chairman and Chief Executive Officer’s evaluation of each named executive officer’s performance, competitive positioning, as well as the Company’s performance and outlook for the upcoming fiscal year. It is the responsibility of the Compensation and Nominating Committee to review the performance of the Chairman and Chief Executive Officer and recommend an annual merit increase, if warranted.

The following table shows the annual base salaries of our current executive officers as of December 31, 2019 and December 31, 2018.

		Base Salary
Name	Title	2019	2018
Current Executive Officers
Charles K. Thompson	Chairman, Chief Executive Officer and Director	$600,000	$600,000
Robert Y. Fox	President and Chief Operating Officer	$425,000	$425,000
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary	$400,000	$400,000

Short-Term Cash Incentive Awards

2019 Bonus Plan

For fiscal 2019, the Board established a senior executive bonus plan that set forth bonus targets of 65% of annual base salary for each of Mr. Fox and Mr. Crabb. Under the bonus plan for 2019, the participating executives were eligible to receive up to one-half of the target bonus amount based on the achievement of the Company’s annual 2019 Adjusted EBITDA objective, as determined by the Board, and the other one-half was discretionary based on the Board’s consideration of individual performance, regional and business unit performance, and such other factors as determined by the Board. For the portion of the target bonus based on the Company’s Adjusted EBITDA objective, 50% of that portion (i.e., 50% of one-half of the target bonus amount) was potentially earned if the Company achieved at least 80% of the Board-approved Adjusted EBITDA objective, with the percentage increasing ratably up to 100% (i.e., 100% of one-half of the target bonus amount) at achievement of 100% of the Adjusted EBITDA objective.

2020 Bonus Plan

For fiscal 2020, the Board has concluded that in light of the COVID-19 pandemic, current market conditions and the significant uncertainty regarding the outlook for the energy industry, any awards to Mr. Thompson, Mr. Fox or Mr. Crabb under the senior executive bonus plan will be discretionary. The Board intends to make this determination following the end of the 2020 fiscal year. In making its determination regarding potential awards for fiscal 2020, under the senior executive bonus plan, the Board may consider such factors as it deems appropriate, including but not limited to individual and company performance, the Company’s liquidity position, and market and industry conditions generally, as well as such other factors as it may determine.

No outstanding employment agreement for our named executive officers currently provides for an annual bonus in a guaranteed amount.

Long-Term Equity Incentive Awards

Each of our NEOs is eligible to receive equity compensation, which can consist of a mix of stock options, restricted stock, and restricted stock units, to encourage a focus on long-term stockholder value and to foster long-term retention.

2019 Equity Grants

In connection with Mr. Fox’s appointment as President and Chief Operating Officer on June 18, 2018, he was entitled to receive an initial grant of restricted stock units under the 2017 Long Term Incentive Plan (the “MIP”) with a target grant date value of $1,250,000 (the “Initial Award”). The Initial Award is comprised of one-half time-based restricted stock units (“TRSUs”) that vest in one-third increments. The first one-third of the TRSUs granted to Mr. Fox vested on the grant date or, March 5, 2019, the second one-third vested on December 31, 2019, and the third one-third will vest on December 31, 2020. The other half of the Initial Award consisted of performance-based restricted stock units (“PRSUs”) that partially vested based on certain specified 2019 partial-year and full-year performance measurements.

On April 5, 2019, Mr. Thompson received a grant of 11,338 restricted stock units with a target grant date fair value of $100,000 in connection with the final tranche of equity awards issued for his service as Interim Chief Executive Officer. The awards were issued under the MIP, and vested on the date of grant.

Health, Welfare, and Retirement Plans

We offer all eligible employees, including the named executive officers, a health and welfare benefits package which includes coverage for medical, dental, vision, disability, life, accidental death and dismemberment, and employee assistance. The named executive officers participate in these benefit arrangements on the same basis as all eligible employees.

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Internal Revenue Code, which is available to all employees, including our named executive officers, to assist them in saving for retirement. Under this plan, a participant may contribute a percentage of their salary on a pre-tax basis up to the IRS maximum through payroll deductions. The plan permits catchup contributions on a pre-tax basis for employees at least 50 years old up to the IRS maximum, and Roth deferrals on a post-tax basis. Effective April 1, 2017, the Company reinstated a discretionary matching contribution under the plan, pursuant to which the Company makes a cash matching contribution in an amount equal to 100% of the first 3% of base salary contributed, and 50% of the next 2% of base salary contributed, by participating employees.

Severance and Transition Arrangements and Change-in-Control Payments

We have entered into employment agreements with Mr. Thompson, Mr. Fox and Mr. Crabb that contain provisions that provide for certain severance and change-in-control benefits, which are discussed in more detail in the “Executive Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” sections herein. We believe these employment agreements provide severance and change-in-control protection in a manner consistent and competitive with common practice in the marketplace.

Our outlook with respect to these change-in-control provisions is that they are appropriate because they make it easier for the executive to focus on the best interests of our Company and stockholders rather than the personal implications in the event our Company faces the possibility of a change-in-control. These provisions were designed to:

•Be consistent and competitive with current market practices;
•Afford reasonable protection without creating any undue windfall;
•Enhance the Company’s ability to retain key employees during critical but uncertain times; and
•Enhance an acquirer’s potential interest in retaining key executives.

Severance payments are only made under the employment agreements if the named executive officer executes a full general release of claims in favor of the Company. We believe that these severance and change-in-control payment provisions in our executive employment agreements are necessary for us to provide competitive compensation and benefits within our industry. They encourage our named executive officers to remain in our employ, while also protecting the interests of the Company and its stockholders in certain circumstances of a key executive’s separation from employment.

Summary Compensation Table

The following table summarizes the compensation during the last two fiscal years (as applicable) to the Company’s named executive officers. Compensation data is not shown for years in which the executive officer was not serving in such position.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)		All Other Compensation ($)		Total ($)
Current Executive Officers
Charles K. Thompson*	2019	600,000		—		97,393	(2)	11,200	(10)	708,593
Chairman, Chief Executive Officer and Director	2018	788,735	(3)	—		1,878,392	(4) (5)	—		2,667,127
Robert Y. Fox**	2019	425,000		—		1,300,087	(6)	6,787	(10)	1,731,874
President and Chief Operating Officer	2018	212,500		107,500	(7)	—	(6)	10,587		330,587
Joseph M. Crabb	2019	400,000		—		—		11,200	(10)	411,200
Executive Vice President, Chief Legal Officer and Corporate Secretary	2018	400,000		190,000	(8)	2,418,858	(9)	27,069		3,035,927

*     Mr. Thompson was named Chairman and Interim Chief Executive Officer on March 2, 2018, and Chief Executive Officer on a non-interim basis on November 19, 2018. Mr. Thompson also served as Interim Chief Financial Officer from December 2019 through March 2020. The amounts provided for Mr. Thompson include all compensation paid by the Company to Mr. Thompson in 2018.
**    Mr. Fox joined the Company as President and Chief Operating Officer effective as of June 18, 2018.

(1)    The amounts reported in this column represent the aggregate grant date fair value of awards of restricted stock or restricted stock units granted to the named executive officers in each covered fiscal year and do not reflect whether the recipient has actually realized a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 17 in the Notes to the Consolidated Financial Statements to the Company’s Form 10-K filed on March 10, 2020.
(2)    Mr. Thompson received 11,338 RSUs, the last of two tranches of equity awards issued for his service as the Interim Chief Executive Officer, which vested on date of grant.
(3)    The amount reported in this column for fiscal 2018 represents amounts paid to Mr. Thompson as follows: (a) $642,581 for his service as the Interim Chief Executive Officer, (b) $46,154 for his service as non-interim Chief Executive Officer, and (c) $100,000 for his service as a Director.
(4)    In December 2018, Mr. Thompson received a two year TRSU award for 210,000 shares with grant date fair value of $1,722,000, which potentially vests on the second anniversary of the grant date (i.e., December 31, 2020), subject to the satisfaction of applicable vesting criteria, but does not vest incrementally prior to such date.
(5)    The amount reported in this column for fiscal 2018 represents amounts paid to Mr. Thompson as follows: (a) RSU awards of $84,272 for his service as the Interim Chief Executive Officer, which vested on date of grant, (b) stock awards of $1,722,000 for his service as the non-interim Chief Executive Officer, and (c) restricted stock awards of $72,120 for his service as a Director, which vested one year after date of grant.
(6)    As disclosed in the Current Report on Form 8-K filed by the Company on June 21, 2018, Mr. Fox received certain equity grants in March 2019, consisting of TRSUs and PRSUs for an aggregate of up to 119,275 shares, subject to the satisfaction of applicable vesting criteria. See Long-Term Equity Incentive Awards section for additional discussion of these awards.
(7)    The amount reported represents a $40,000 sign-on bonus paid in lieu of a relocation allowance in June 2018 and a $67,500 discretionary bonus earned for 2018 which was paid in March 2019.
(8)    The amount reported represents a $150,000 retention bonus paid in December 2018 and a $40,000 discretionary bonus earned for 2018, which was paid in March of 2019.
(9)    Includes 62,022 TRSUs and 62,022 PRSUs issued in February 2018 and vesting incrementally over a multi-year period ending on December 31, 2020.
(10)    The amounts reported in this column for fiscal 2019 represent the 401(k) match.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table discloses certain information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2019. All of these awards were granted under our MIP. Some values contained in the table below have not been, and may never be, realized.

		Option Awards			Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Current Executive Officers
Charles K. Thompson *	12/31/2018	—	—	—	210,000	(2)	609,000
Robert Y. Fox	3/5/2019	—	—	—	19,879	(2)	57,649
Joseph M. Crabb	2/22/2018	—	—	—	41,348	(3)	119,909

*    The amounts provided for Mr. Thompson include all awards by the Company to Mr. Thompson in 2018.
(1)    The market value of shares of restricted stock unit awards that have not vested is calculated based on the closing trading price of our common stock of $2.90 as reported on the NYSE American on December 31, 2019.
(2)     Represents a TRSU award, which assuming continued employment with the Company, will vest on December 31, 2020.
(3)    Represents 20,674 TRSUs, which assuming continued employment with the Company, will vest on December 31, 2020. Additionally, represents 20,674 PRSUs, which assuming continued employment with the Company, will vest on

December 31, 2020, subject to the achievement of pre-established performance targets during the applicable performance measurement period.

Executive Employment Agreements

Thompson Employment Agreement. On March 2, 2018, the Board appointed Mr. Thompson, a member of the Company’s Board, to serve as Chairman of the Board and Interim Chief Executive Officer. Until his appointment as non-interim Chief Executive Officer, the equity compensation Mr. Thompson received as a non-employee member of the Board in 2018 did not change. As the Chairman of the Board and Interim Chief Executive Officer, Mr. Thompson received a monthly cash consulting fee of $75,000 and an equity grant with a target grant date value of $200,000 for his service as Interim Chief Executive Officer.

On November 19, 2018, Mr. Thompson was appointed as non-interim Chief Executive Officer. Mr. Thompson continues to serve as a member and Chairman of the Board. In connection with Mr. Thompson’s appointment, he entered into an Employment Agreement with the Company (the “Thompson Employment Agreement”), effective as of November 19, 2018. Pursuant to the Thompson Employment Agreement, Mr. Thompson serves as the Chief Executive Officer of the Company for a term ending on the earlier of (i) a termination of Mr. Thompson’s employment pursuant to the Thompson Employment Agreement and (ii) December 31, 2020; provided, however, that the Company shall provide written notice to Mr. Thompson at least ninety days prior to December 31, 2020 confirming the term shall end on such date. Under the Thompson Employment Agreement, Mr. Thompson is paid an annual base salary of $600,000, which is reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In addition, Mr. Thompson receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans. Mr. Thompson also received a grant under the Company’s MIP of 210,000 TRSUs which will vest on December 31, 2020, subject to potential accelerated vesting upon the termination of Mr. Thompson’s employment by the Company without Cause (as defined in the Thompson Employment Agreement) or voluntary termination by Mr. Thompson for Good Reason (as defined in the Thompson Employment Agreement).

In the event Mr. Thompson is terminated for Cause or voluntarily terminates his employment without Good Reason he shall be entitled to payment of accrued and unpaid base salary and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Thompson is terminated without Cause or terminates his employment for Good Reason, Mr. Thompson shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 12 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of any bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all non-performance based equity awards outstanding.

During and after termination of the Thompson Employment Agreement, Mr. Thompson is obligated to maintain the confidentiality of the Company’s confidential information. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Fox Employment Agreement. On June 18, 2018, the Company appointed Mr. Fox as the Company’s President and Chief Operating Officer. In connection with Mr. Fox’s appointment, he entered into an Employment Agreement with the Company (the “Fox Employment Agreement”), effective as of June 18, 2018. Pursuant to the Fox Employment Agreement, Mr. Fox serves as the President and Chief Operating Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Fox provide at least three months prior written notice of termination pursuant to the terms of the Fox Employment Agreement. For Mr. Fox’s services, he is paid an annual base salary of $425,000, which is reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. Mr. Fox receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans.

In the event Mr. Fox is terminated for Cause (as defined in the Fox Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Fox Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Fox Employment Agreement), Mr. Fox shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 12 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding and a pro rata portion of any performance-based equity awards outstanding (which will continue to be subject to applicable vesting criteria). In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, either of which occurs within 12 months after a Change of Control, or if Mr. Fox is terminated by the Company without Cause within 6 months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Fox will receive an additional lump sum severance payment equal to the sum of 12 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro rata portion of all performance-based equity awards without regard to applicable performance targets (in addition to acceleration of any time-based equity awards).

During and after termination of the Fox Employment Agreement, Mr. Fox is obligated to maintain the Company’s confidential information in confidence. In addition, he agreed to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Crabb Employment Agreement. On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Crabb (the “Crabb Employment Agreement”). Pursuant to the Crabb Employment Agreement, Mr. Crabb serves as the Executive Vice President and Chief Legal Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Crabb provide at least three months prior written notice of termination pursuant to the terms of the Crabb Employment Agreement. For Mr. Crabb’s services, he is paid an annual base salary of $400,000, which is reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. Mr. Crabb receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans.

In the event Mr. Crabb is terminated for Cause (as defined in the Crabb Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Crabb Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Crabb is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Crabb Employment Agreement), Mr. Crabb shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 24 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding and a pro rata portion of any performance-based equity awards outstanding (which will continue to be subject to the applicable vesting criteria). In the event Mr. Crabb is terminated without Cause or terminates his employment for Good Reason, either of which occurs within 12 months after a Change of Control, or if Mr. Crabb is terminated by the Company without Cause within 6 months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Crabb will receive an additional lump sum severance payment equal to 12 months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro rata portion of all performance-based equity awards without regard to the applicable performance targets (in addition to acceleration of any time-based equity awards).

During and after termination of the Crabb Employment Agreement, Mr. Crabb is obligated to maintain the Company’s confidential information in confidence. In addition, he agreed to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Voluntary Base Salary Reductions. In connection with certain cost reduction initiatives implemented by the Company in April 2020, Mr. Thompson agreed to voluntarily reduce his annual base salary by 25% and Mr. Fox agreed to voluntarily reduce his annual base salary by 20%. Effective as of April 6, 2020. Notwithstanding these voluntary base salary reductions, potential payments under their respective employment agreements in the event of a termination without Cause or a resignation for Good Reason would be calculated based on the annual base salary in effect prior to the April 6, 2020 voluntary reduction. See “Potential Payments upon Termination or Change-in Control” for further discussion.

Potential Payments upon Termination or Change-in-Control

Charles K. Thompson

Mr. Thompson’s employment agreement provides for the following potential payments upon termination. The total amounts payable for certain severance benefits to Mr. Thompson may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.

Termination without Cause or Resignation for Good Reason. Mr. Thompson’s employment agreement provides for the following payments and benefits:
•Payment of 12 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Thompson’s employment; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards regardless of whether or not such performance-based awards would become vested and exercisable based on the applicable performance criteria.

Change-in-Control. Mr. Thompson’s employment agreement does not provide for separate payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control).

Death or Disability. If Mr. Thompson’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards regardless of whether or not such performance-based awards would become vested and exercisable based on the applicable performance criteria. In order to receive the severance payments and benefits described above (other than those provided in the event of his death), Mr. Thompson is required to execute a full general release of claims in favor of the Company.

Cause and Good Reason Defined. For purposes of the Thompson Employment Agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the Thompson Employment Agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel, or a material breach of his employment agreement by the Company. “Good reason” also includes a change in Mr. Thompson’s direct reporting to anyone other than the Board of the Company, and the Company’s delivery of a notice confirming the scheduled end of Mr. Thompson’s term of employment as set forth in the Thompson Employment Agreement.

Robert Y. Fox

Mr. Fox’s employment agreement provides for the following potential payments upon termination or a change-in-control of the Company. The total amounts payable for certain severance benefits to Mr. Fox may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.

Termination without Cause or Resignation for Good Reason. Mr. Fox’s employment agreement provides for the following payments and benefits:
•Payment of 12 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Fox’s employment; and

•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards (which will continue to be subject to applicable vesting criteria).

Change-in-Control. Mr. Fox’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control):

•Payment of 24 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;
•A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards without regard to applicable performance targets.

Death or Disability. If Mr. Fox’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria - which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied). In order to receive the severance payments and benefits described above (other than those provided in the event of his death), Mr. Fox is required to execute a full general release of claims in favor of the Company.

Cause and Good Reason Defined. For purposes of the Fox Employment Agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the Fox Employment Agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel, or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or Chief Executive Officer of the Company.

Joseph M. Crabb

Mr. Crabb’s employment agreement provides for the following potential payments upon termination or a change-in-control of the Company. The total amounts payable for certain severance benefits to Mr. Crabb may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.

Termination without Cause or Resignation for Good Reason. Mr. Crabb’s employment agreement provides for the following payments and benefits:

•Payment of 24 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Crabb’s employment; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards (which will continue to be subject to applicable vesting criteria).

Change-in-Control. Mr. Crabb’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control):

•Payment of 24 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;
•A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards without regard to applicable performance targets.

Death or Disability. If Mr. Crabb’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria - which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied). In order to receive the severance payments and benefits described above (other than those provided in the event of his death), Mr. Crabb is required to execute a full general release of claims in favor of the Company.

Cause and Good Reason Defined. For purposes of the employment agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the employment agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or CEO of the Company.

Director Compensation

Background, Fees and Awards

Directors of publicly traded companies have substantial responsibilities and time commitments, and there is a competitive market for highly qualified and experienced directors. As such, the Compensation and Nominating Committee seeks to provide appropriate compensation to directors taking into account these factors.

The Compensation and Nominating Committee recommended and the Board approved 2019 compensation for non-employee Board members of $100,000 in cash and, in addition, an annual grant of restricted stock with a target grant-date value of $50,000. The Compensation and Nominating Committee also recommended, and the Board approved, additional annual cash compensation for the Chair of the Audit Committee and the Chair of the Compensation and Nominating Committee in the amounts of $15,000 and $10,000, respectively.

In April 2020, in connection with a company-wide cost reduction initiative implemented by the Company, the Board approved a modification to 2020 compensation for non-employee Board members. The modification reduces overall cash and non-cash compensation by 25% and reallocates the amount equally between cash and the annual restricted stock grant. For the fiscal year beginning January 1, 2020, Board compensation for non-employee directors will consist of $56,250 in cash and an annual grant of restricted stock with a target grant-date value of $56,250. The Board also approved additional annual cash compensation for the Chair of the Audit Committee and the Chair of the Compensation and Nominating Committee, which is unchanged from 2019, in the amounts of $15,000 and $10,000, respectively.

Board Compensation Table

The following table provides information for compensation of the non-employee members of our Board as of December 31, 2019. As the Chairman of the Board and Chief Executive Officer, Mr. Thompson’s compensation related to his service as a member of the Board is provided in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
John B. Griggs	115,000	48,697	163,697
Michael Y. McGovern	110,000	48,697	158,697
Lawrence A. First (3)	100,000	—	100,000

(1)    Directors receive $100,000 annually for fiscal 2019. The Audit Committee Chair, Mr. Griggs, receives $15,000 annually for this role. The Compensation and Nominating Committee Chair, Mr. McGovern, receives $10,000 annually for this role.
(2)    Represents award grants of 5,669 shares of restricted stock to each non-employee director for service during fiscal 2019, with a grant date fair value of $8.59 calculated pursuant to ASC 718.
(3)    Mr. First’s compensation was received by Ascribe Investments II LLC and Ascribe Investments III LLC on Mr. First’s behalf. Mr. First has directed the Company to pay any director compensation owed to him to Ascribe’s affiliates. Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

The following table provides information on the unvested restricted stock held by our non-employee directors as of October 26, 2020.

Name	Number of Awards (1)
John B. Griggs	37,500
Michael Y. McGovern	37,500
Lawrence A. First (2)	—

(1)    Represents award grants of restricted stock to each non-employee director for service during fiscal 2020, which are scheduled to vest on April 21, 2021.
(2)    Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

Compensation and Nominating Committee
/s/ Michael Y. McGovern
Michael Y. McGovern
Chair
/s/ John B. Griggs
John B. Griggs
Committee Member

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams as our independent registered public accounting firm for the year ending December 31, 2020. Moss Adams is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Although stockholder ratification is not required by our Bylaws or otherwise, the Company is submitting the selection of Moss Adams to its stockholders for ratification to permit stockholders to participate in this important decision. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Moss Adams representatives are expected to attend the Annual Meeting via conference call. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams as the Company’s independent registered public accounting firm for 2020. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL 4 - APPROVAL OF THE FIRST AMENDMENT TO THE 2018 RESTRICTED STOCK PLAN FOR DIRECTORS

We are asking that stockholders vote in favor of amending the 2018 Restricted Stock Plan for Directors (the “Directors Plan”).The purpose of the amendment is to make available an adequate number of shares of common stock to fund the grant of potential future restricted stock awards to directors under the Directors Plan. The Compensation and Nominating Committee and the Board recommended the Directors Plan amendment (the “First Amendment”) to be submitted to stockholders for approval at the annual meeting. Restricted stock awards are an important component of director compensation, and allows the directors, if they choose, to increase their interest in the Company while also recognizing the director’s contributions to the organization.

We are asking the stockholders to approve the First Amendment to increase the number of shares that may be issued under the Directors Plan by 150,000 shares (to 250,000 shares). As of the date of this proxy statement, no shares remain available for issuance under the Directors Plan.

The Directors Plan includes the following features that protect the interest of our stockholders and will continue to include such features if the amendment is approved:

Administration by a compensation committee composed of independent directors; and

Amendments to increase the number of shares that may be issued must be approved by the stockholders.

The form of the proposed First Amendment is attached hereto as Appendix A, and the Directors Plan is attached hereto as Appendix B. The following is a summary of the material terms of the Directors Plan and the First Amendment. The summary describes the principal features of the Directors Plan, but it is qualified by reference to the full text of the First Amendment and Directors Plan included as appendices to this proxy statement.

Summary of the Directors Plan and First Amendment

The Directors Plan provides for the grant of restricted stock to non-employee directors of the Company. There are currently three non-employee directors of the Company eligible for awards under the Directors Plan. The Compensation and Nominating Committee has full authority and discretion to, among other things: (i) determine which non-employee directors will be granted awards, the times at which awards will be granted, and the number of shares of restricted stock covered by each award; (ii) to interpret the plan; and (iii) to determine the terms and provisions of each respective award agreement.

The Directors Plan currently limits the number of shares that may be issued thereunder to 100,000 shares of Common Stock. The First Amendment would increase the number of shares to be reserved and authorized for issuance under the Directors Plan by 150,000 shares to 250,000 shares.

In the event a non-employee director shall cease to be a non-employee director for any reason, except due to death, disability or retirement after age 70, the non-employee director shall forfeit all shares of restricted stock to the Company that have not previously vested for no consideration; provided, however, that the Compensation and Nominating Committee may decide to accelerate the vesting of all or any portion of the shares of restricted stock that have not vested prior to the date the non-employee director’s service terminates. Upon a change in control, as defined in the Directors Plan, restricted stock awards shall become fully vested, to the extent such awards have not previously vested.

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Directors Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may increase the total number of shares of common stock subject to the Directors Plan except as contemplated pursuant to stock adjustment, merger, and combinations, and provided further that no termination, amendment, or modification of the Directors Plan shall without the written consent of the director holding an award adversely affect the rights of the director with respect to such Award.

A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Plan Benefits

As described above, only non-employee directors of the Company are eligible to participate in the Directors Plan. Accordingly, none of our executive officers (including our named executive officers) or other employees are eligible to participate in the Directors Plan. It is anticipated that the non-employee directors will continue to receive an annual grant of restricted stock with a target grant-date value of $56,250. Mr. First has declined to receive any equity-based compensation for his service as a director.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to approve the First Amendment to increase the number of shares that may be issued under the Directors Plan by 150,000 shares. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Board’s Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated, and may continue, only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or a less than five percent beneficial owner of another entity). A “related party” is any (a) person who is or was (since the beginning of the Company’s last fiscal year) an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of any class of the Company’s voting securities, or (c) immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and anyone (other than a tenant or employee) sharing the household of such person. Disclosure is required for each related party transaction that exceeds $120,000.

Other Relationships

Mr. First, a director of the Company, serves as the Chief Investment Officer and Managing Director of Ascribe. Ascribe and/or one or more of its affiliates own approximately 44.5% of the outstanding common stock of the Company as of October 26, 2020, and was owed approximately $4.5 million and $5.0 million as of December 31, 2019 and December 31, 2018, respectively, of the aggregate principal amount of the Second Lien Term Loan Credit Agreement (the “Second Lien Term Loan Agreement”), as amended. The Company entered into the Second Lien Term Loan Agreement on August 7, 2017 (the “Effective Date”) as a result of the United States Bankruptcy Court for the District of Delaware approval of the prepackaged plans of reorganization (together, and as amended, the “Plan of Reorganization”). Under the Plan of Reorganization, Ascribe designated Mr. Griggs and Mr. First to serve as directors of the Company. Moreover, affiliates of Ascribe are parties to that certain Registration Rights Agreement dated as of the Effective Date by and among the Company and certain stockholders of the Company.

Bridge Term Loan Agreement

In connection with the acquisition of Clearwater Three, LLC, Clearwater Five, LLC, and Clearwater Solutions, LLC for an initial purchase price of $42.3 million, subject to customary working capital adjustments (the “Clearwater Acquisition”), on October 5, 2018, we entered into a Bridge Term Loan Credit Agreement entered October 5, 2018 (the “Bridge Term Loan Credit Agreement”) with the lenders party thereto (the “Bridge Term Loan Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent. The Bridge Term Loan Lenders are our two largest stockholders that, in the aggregate, hold approximately 90% of our stock. Pursuant to the Bridge Term Loan Credit Agreement, the Bridge Term Loan Lenders provided a term loan to us in the aggregate amount of $32.5 million. As of December 31, 2018, $32.5 million was outstanding on the Bridge Term Loan. The obligations under the Bridge Term Loan Credit Agreement were repaid in full on January 2, 2019.

Registration Rights Agreement

On the Effective Date, pursuant to the Plan of Reorganization, the Company entered into a Registration Rights Agreement with certain of our pre-Effective Date creditors that, in the aggregate, received approximately 90% of our common stock on the Effective Date. Pursuant to the Registration Rights Agreement, any holder that, together with its affiliates, (i) beneficially owned 10% of the aggregate outstanding shares of common stock on the Effective Date and (ii) continues to beneficially own at least 5% of the aggregate outstanding shares of common stock (“Demand Holder”), may request registration of its common stock at any time under the Securities Act on Form S-1 (“Long-Form Registration”), if Form S-3 is not available to the Company, or on Form S-3, or any similar short-form registration statement (“Short-Form Registration”), if available. The Company, however, is not required to conduct more than three Long-Form Registrations for each holder, but is required to conduct an unlimited number of Short-Form Registrations for each holder.

In addition, promptly after the Effective Date, the Company was required to use its reasonable best efforts to cause a shelf registration (“Shelf”) on Form S-1 to be declared effective as promptly as reasonably practicable thereafter for the offer and resale of the Common Stock on a delayed or continuous basis. At any time and from time to time after the Shelf has been declared effective, any Demand Holder may request to sell all or any portion of their common stock in an underwritten offering that is registered pursuant to the Shelf, and any holder may participate in such a Shelf takedown. On March 16, 2018, the Company filed a Registration Statement on Form S-1 pursuant to the foregoing obligation, and the registration statement was declared effective on May 3, 2018.
Pursuant to the Registration Rights Agreement, holders also have customary piggyback registration rights with respect to any offering by the Company under the Securities Act. The registration rights are subject to certain conditions and limitations, including our ability to suspend registration statement under certain circumstances. We will generally pay all fees and expenses in connection with our obligations under the Registration Rights Agreement. The rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions. No separate review of this transaction was performed by the Audit Committee as it was a requirement of the Plan of Reorganization.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information concerning our equity compensation plans, including the MIP, and the Directors Plan, as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	282,565	—	845,719
Equity compensation plans not approved by security holders	—	—	—
Total	282,565	—	845,719

(1)    Includes awards of 11,338 of restricted stock and 271,227 of restricted stock units that have been granted but not yet issued.
(2)    There were no options outstanding at December 31, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. No shares of common stock held by a director or officer have been pledged as security. The Company is not aware of any arrangement or pledge of common stock that could result in a change of control of the Company.

Unless otherwise indicated, the address for each director and officer is c/o Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.

The following table sets forth information known to the Company regarding the beneficial ownership of its common stock as of October 26, 2020 by (i) each director, (ii) each of our named executive officers, and (iii) all executive officers and directors serving as of October 26, 2020 as a group. An individual’s percentage ownership of common stock outstanding is based on 15,772,420 shares of our common stock outstanding as of October 26, 2020. Pursuant to Rule 13d-3(d)(1) under the Exchange Act, shares of common stock subject to stock options currently exercisable or exercisable within 60 days, as well as shares of common stock issuable upon the settlement of vested restricted stock units, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities and the management group but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Current Executive Officers and Directors
Robert Y. Fox President and Chief Operating Officer	48,048	*
Joseph M. Crabb Executive Vice President, Chief Legal Officer, and Corporate Secretary	30,769	*
Charles K. Thompson Chairman of the Board and Chief Executive Officer	18,639	*
John B. Griggs Director	10,357	*
Michael Y. McGovern Director	10,357	*
Lawrence A. First Director	—	0%
Shares owned by executive officers and directors as a group	118,170	*
*    Less than 1% of shares outstanding

The following table sets forth information known to the Company regarding the beneficial ownership of common stock as of October 26, 2020 of persons or groups that own or have the right to acquire more than 5% of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
ECF Value Fund, LP (1) ECF Value Fund II, LP ECF Value Fund International Master, LP 1177 Ave. of Americas, 46th Floor, New York, NY 10036	7,056,917	44.7%
Ascribe II Investments LLC (2) Ascribe III Investments LLC 299 Park Avenue, 34th Floor, New York, NY 10171	7,021,879	44.5%
Newport Global Advisors LP (3) Timothy T. Janszen Ryan L. Langdon 21 Waterway Avenue, Suite 150, The Woodlands, TX 77380	833,922	5.3%

(1)    Gates Capital Management, L.P. (“Gates Capital”), acts as the investment manager to certain funds directly holding Common Stock (the “Gates Capital Funds”). Gates Capital Management GP, LLC (the “General Partner”) is the general partner of Gates Capital, with respect to the shares of Common Stock directly held by the Gates Capital Funds. Gates Capital Management, Inc. (the “Gates Corporation”) is the managing member of the General Partner with respect to the shares of Common Stock directly held by the Gates Capital Funds. Jeffrey L. Gates serves as President of the Gates Corporation with respect to the shares of Common Stock directly held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Mr. Gates, may be deemed to share beneficial ownership of the Common Stock held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Mr. Gates, disclaims beneficial ownership of the Common Stock held by the Gates Capital Funds except to the extent of its pecuniary interests. In accordance with the Plan of Reorganization, the Gates Corporation designated Mr. McGovern and Mr. Thompson to serve as directors of the Company. Number of shares beneficially owned is based solely on a Schedule 13G/A filed jointly with the SEC on February 14, 2020 by (i) Gates Capital; (ii) General Partner; and (iii) Gates Corporation.
(2)    Ascribe is the investment manager of Ascribe III Investments LLC (“Fund III”). Ascribe Management LLC (“Ascribe Management”) is the investment manager of Ascribe II Investments LLC (“Fund II”, and together with Fund III, the “Ascribe Funds”). The Ascribe Funds hold Common Stock. American Securities LLC (“American Securities”) is the 100%

owner of Ascribe and Ascribe Management. Ascribe Opportunities Fund III, L.P. (“Opportunities III”) and Ascribe Opportunities Fund III(B), L.P. (“Opportunities III(B)”) are the sole members of Fund III. Ascribe Associates III, LLC (“Associates III”) is the general partner of Opportunities III and Opportunities III(B). Ascribe Opportunities Fund II, L.P. (“Opportunities II”) and Ascribe Opportunities Fund II(B), L.P. (“Opportunities II(B)”) are the sole members of Fund II. Ascribe Associates II, LLC (“Associates II”) is the general partner of Opportunities II and Opportunities II(B). Mr. First is the Chief Investment Officer and Managing Director of each of Ascribe and Ascribe Management, which are the investment managers to the Ascribe Funds, and may be deemed to have voting and dispositive power over the shares of Common Stock held by each of the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Mr. First may be deemed to share beneficial ownership of the Common Stock held by the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Mr. First disclaims beneficial ownership of the Common Stock held by the Ascribe Funds, except to the extent of its pecuniary interests. Number of shares beneficially owned is based solely on a Schedule 13D filed jointly with the SEC on January 7, 2019 by (i) Ascribe Capital; (ii) American Securities; (iii) Ascribe Funds; (iv) Opportunities III; (v) Opportunities III(B); (vi) Associates III; (vii) Ascribe Management; (viii) Opportunities II; (ix) Opportunities II(B); and (x) Associates II.
(3)    In the aggregate, the reporting persons beneficially own 833,922 shares of common stock, consisting of 461,506 shares held directly by Newport Global Opportunities Fund I-A LP, 61,112 shares held directly by Newport Global Credit Fund LP and 311,304 shares of common stock held directly by Fidelity National Financial Title Insurance Company (together, the “Funds”). Voting and investment power over the securities held directly by the Funds is exercised by Newport pursuant to management agreements between each Fund and Newport. Newport is controlled by Timothy T. Janszen and Ryan L. Langdon. Number of shares beneficially owned is based solely on a Schedule 13G filed jointly with the SEC on February 11, 2020 by (i) Newport Global Advisors LP; (ii) Timothy T. Janszen; and (iii) Ryan L. Langdon.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, except for the filing of a Form 4 subsequent to the applicable filing date to reflect (i) the vesting of certain previously-reported restricted stock grants held by each of Mr. Griggs, Mr. McGovern and Mr. Thompson and (ii) the correction of a net settlement calculation relating to a previously-reported RSU grant to Mr. Fox, we believe that during fiscal 2019 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2021 annual meeting of stockholders must be received at our principal executive offices not later than January 1, 2021, which is a reasonable time before the mailing date of the 2021 Proxy Statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2021 annual meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2021 annual meeting is first made by the Company.

In addition, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2021 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate proxy statement materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy statement materials, will receive only one copy of our Notice of Internet Availability of Proxy Statement Materials and, as applicable, any additional proxy statement materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

If you receive a single set of proxy statement materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Statement Materials, annual report or proxy statement mailed to you, please submit a request to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Investor Relations or contact the Company at (602) 903-7802, and we will promptly send you what you have requested without charge. However, please note that if you want to receive a paper proxy statement or other proxy statement materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Statement Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting.
Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, or by phone at (602) 903-7802. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by November 30, 2020.
Whether you intend to attend the live webcast of the Annual Meeting or not, we urge you to return your signed proxy promptly.
By Order of the Board of Directors,

/s/ Joseph M. Crabb
Joseph M. Crabb
Executive Vice President, Chief Legal Officer and Corporate Secretary

Appendix A

FORM OF
FIRST AMENDMENT
TO THE
2018 RESTRICTED STOCK PLAN FOR DIRECTORS

This FIRST AMENDMENT TO THE 2018 RESTRICTED STOCK PLAN FOR DIRECTORS (this “First Amendment”) was approved by the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc. (the “Company”) to be effective on and as of December 31, 2020, subject to the approval of the stockholders of the Company.

WHEREAS, Article VI of the 2018 Restricted Stock Plan for Directors (the “Plan”), provides that the Board may at any time and from time to time and in any respect amend or modify the Plan, subject to shareholder approval in certain circumstances as provided therein

WHEREAS, as of October 15, 2020, the maximum number of shares of the Company’s common stock that may be issued under the Plan is 100,000 shares (subject to adjustment as provided in the Plan), all of which have previously been issued or reserved for issuance under the Plan, comprised of 25,402 shares previously issued under the Plan and 74,598 shares issuable pursuant to unvested restricted stock grants issued under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 100,000 to 250,000 shares (subject to adjustment as provided in the Plan);

NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

Amendment to Section 4.1:

Section 4.1 of the Plan is hereby amended by deleting the number “100,000” from the first full sentence contained therein and substituting in lieu thereof the number “250,000.”

The Plan is hereby amended and modified only to the extent specifically amended or modified by this First Amendment, and none of the other terms, conditions or provisions of the Plan is amended or modified by this First Amendment.

IN WITNESS WHEREOF, this First Amendment, having been first duly authorized, approved and adopted, is hereby executed below by a duly authorized officer of the Company on this ___ day of ____________, ____.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:
Name:
Title:

Appendix B

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
2018 RESTRICTED STOCK PLAN FOR DIRECTORS

THIS NUVERRA ENVIRONMENTAL SOLUTIONS, INC. 2018 RESTRICTED STOCK PLAN FOR DIRECTORS (the “Plan”) is made effective this 22nd day of February, 2018, to govern the grant of shares of restricted stock to Directors of the Company.

ARTICLE I
Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.

(b) “Award Agreement” means a Restricted Stock Award Agreement between the Company and a Director evidencing the terms and conditions of an Award of Restricted Stock.

(c) “Board” or “Board of Directors” shall mean the board of directors of the Company.

(d) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

    (i)    any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; or

    (ii)    there is consummated a reorganization, recapitalization, merger or consolidation, in a single transaction or series of related transactions, involving the Company, unless (i) immediately after the consummation of such transaction, the voting securities of the Company immediately prior to such transaction continue to represent or are converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such transaction, and (ii) no Person, as a result of such transaction or series of related transactions, is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the successor entity, except to the extent that such ownership existed prior to any such transaction; or

    (iii)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

    (iv)    there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(f) “Company” means Nuverra Environmental Solutions, Inc., a Delaware corporation.

(g) “Compensation Committee” shall mean such Board committee as may be designated by the Board to administer the Plan.

(h) “Director” shall mean any non-employee who is serving as a member of the Board of Directors.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(k) “Restricted Stock” means Stock issued pursuant to the Plan.

(l) “Restricted Period” means the time period(s) over which an Award vests as set forth in Section 5.3 of the Plan.

(m) “Plan” shall mean this Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan for Directors.

(n) “Service” shall mean the tenure of an individual as a Director.

(o) “Stock” shall mean the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) therefor pursuant to Section 4.3.

ARTICLE II
The Plan

2.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to the Directors an opportunity to increase their proprietary interest in the Company and recognize their efforts in connection with the organization of the Company by the grant of shares of Restricted Stock to such Directors under the terms set forth herein.

2.2 Effective Date. The Plan shall become effective on the approval of the Plan by the Board of Directors.

2.3 Participants. Only Directors shall be eligible to receive Awards under the Plan.

ARTICLE III
Plan Administration

3.1 Compensation Committee. This Plan shall be administered by the Compensation Committee.

3.2 Power of the Compensation Committee. The Compensation Committee shall have full authority and discretion: (a) to determine, consistent with the provisions of this Plan, which of the Directors will be granted Awards, the times at which Awards shall be granted, and the number of shares of Restricted Stock covered by each Award; (b) to construe and interpret the Plan; (c) to determine the terms and provisions of each respective Award Agreement, which need not be identical; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

ARTICLE IV
Shares of Stock Subject to Plan

4.1 Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued hereunder pursuant to Award Agreements shall not exceed an aggregate of one hundred thousand (100,000) shares. Shares of Restricted Stock granted shall be issuable only from authorized and unissued shares or treasury shares of Stock.

4.2 Restricted Stock Granted Under Plan. Shares of Restricted Stock granted hereunder shall not again be available for the grant of Awards hereunder. If Awards granted hereunder shall forfeit in whole or in part, then the Compensation Committee shall have the discretion to grant new Awards hereunder covering the number of shares of forfeited Stock to which such forfeited Restricted Stock related.

4.3 Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 of the Plan shall be proportionately and appropriately adjusted by the Compensation Committee.

4.4 Acceleration of Vesting. Subject to Section 4.3, upon a Change in Control, Awards, to the extent not previously vested, shall vest with the restrictions lapsing notwithstanding the provisions of Section 5.3 hereof.

ARTICLE V
Restricted Stock

5.1 Awards and Award Agreements. Each Award granted hereunder shall be evidenced by minutes of a meeting of the Compensation Committee authorizing the same and by a written Award Agreement dated as of the date of grant and executed by the Company and the Director, which Award Agreement shall set forth such terms and conditions as may be determined by the Compensation Committee to be consistent with the Plan. Each Award shall have a Restricted Period of one (1) or more years as determined by the Committee. After the Committee determines that it will grant an Award to a Director, it will deliver an Award Agreement to the Director containing the terms under which the Restricted Stock may become vested and the number of shares of Restricted Stock that the Director shall be entitled to receive upon vesting of the Award. The Award shall be accepted by the Director executing and delivering the award Agreement in the manner specified by the Committee.

5.2 Purchase Price. Restricted Stock shall be offered under the Plan for such consideration in cash or services as is determined by the Committee and set forth in the applicable Award Agreement.

5.3 Restricted Period. At the time an Award is made, the Committee shall establish period(s) of time during which the shares of Restricted Stock granted shall be restricted and subject to forfeiture (the “Restricted Period”). The duration of the Restricted Period and the limitations on transferability will be set forth in the Award Agreement. Each Award may have a different Restricted Period as determined by the Committee in its discretion.

5.4 Risk of Forfeiture. In the event a Director shall cease to be a Director for any reason, then except as otherwise set forth in this Section 5.4 or in Section 5.9, the Director shall, for no consideration, forfeit to the Company all shares of Restricted Stock granted to the Director pursuant to an Award Agreement that have not previously vested. Upon the unanimous approval of the Committee (except that if the Director whose Restricted Stock is at issue is a member of the Committee, then that Director will abstain from the decision), the Committee may decide to accelerate the vesting of all or any portion of the shares of Restricted Stock that had not vested prior to the date the Director’s Service terminates.

5.5 Non-transferability of Awards. No Restricted Stock awarded under the Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by a Director during the Restricted Period, other than (i) by the Director’s last will and testament, (ii) by the applicable laws of descent and distribution, or (iii) as otherwise determined by the Committee. The provisions of the Plan and each applicable Award Agreement shall be binding upon the Director’s executors, administrators, personal representatives, and heirs.

5.6 Stock Certificate Representing Restricted Stock and Book Entry. At the time of grant of an Award, the Company may issue stock certificates or cause such shares to be issued in the name of the Director on the books and records of the Company that evidence the Restricted Stock pending the lapse of applicable restrictions; and if a stock certificate is issued, such certificate shall bear a legend making reference to such restrictions substantially in the following form (or such other form as the Committee shall specify):

“The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan For Directors and an Award Agreement entered into by the registered owner and Nuverra Environmental Solutions, Inc. Copies of such Plan and Award Agreement are on file in the offices of Nuverra Environmental Solutions, Inc.”

5.7 Escrow of Restricted Stock. To facilitate enforcement of the transfer restrictions prior to vesting, such shares of Restricted Stock granted to a Director shall be held in custody by the Company as escrow agent until the restrictions thereon have lapsed. Each Director shall execute and deliver to the Company a stock power endorsed in blank for the shares of Restricted Stock covered by an Award.

5.8 Shares Upon Vesting. Upon the expiration of the Restricted Period and the satisfaction of any other conditions specified in an applicable Award Agreement, the restrictions applicable to an Award of Restricted Stock shall lapse and the number of shares of Stock shall be delivered by the Company as soon as administratively feasible, free and clear of such restrictions and legends, except any that may be imposed by law. A new stock certificate or record on the books and records of the Company for the balance of any shares of Restricted Stock shall be issued with applicable restrictive legends and held in escrow by the Company pending lapse of such restrictions.

5.9 Effect of Death, Disability, Retirement or Other Termination of Service.

(a) If a Director’s Service shall be terminated by reason of retirement after age seventy (70) or the disability (as defined in Section 5.9(b) hereof) or death of the Director, then all outstanding Awards granted to such Director shall become one hundred percent (100%) vested on the date of such termination of Service.

(b) For purposes of this Section 5.9, the term “disability” shall have the meaning set forth in Code Section 22(e)(3).

5.10 Investment Intent. Upon or prior to a Director’s execution and delivery of an applicable Award Agreement, the Director shall furnish to the Company in writing such information or assurances as, in the Company’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Restricted Stock to be issued as a result of an Award, the Company shall have the right to require, as a condition to the grant of such Award, that the Director represent to the Company in writing that the shares of Restricted Stock to be received upon grant of such Award and the shares of Stock upon vesting of the Award will be acquired by the Director for investment and not with a view to distribution and that the Director agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Restricted Stock and Stock such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

ARTICLE VI
Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Director holding an Award adversely affect the rights of the Director with respect to such Award.

ARTICLE VII
Miscellaneous

7.1 Service. Nothing in the Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any Director the right to continue Service.

7.2 Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Directors.

7.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

7.4 Singular; Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

7.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

7.6 Headings, etc., No Part of Plan. Headings of articles and sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

7.7 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 Code Section 83(b) Elections; Tax Withholdings. Section 83(b) of the Code permits a recipient of Restricted Stock to elect, within thirty (30) days following the date of grant of the Award, to elect to immediately recognize ordinary income in an amount equal to the fair market value of the Stock on the date of the grant (an “83(b) Election”). A Director shall only make an 83(b) Election in accordance with requirements of the Committee relating to 83(b) Elections. The Company is authorized to withhold from any cash or Stock remuneration payable to a Director any taxes required to be withhold by the Company.

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